Exhibit 10.1

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BANK OF AMERICA, N.A.

One Bryant Park

New York, NY 10036

April 12, 2011

Silgan Holdings Inc.

4 Landmark Square

Suite 400

Stamford, CT 06901

Project Sailfish

Amended and Restated Commitment Letter

Ladies and Gentlemen:

This Amended and Restated Commitment Letter amends and restates in its entirety the Commitment Letter dated as of April 2, 2011 (the “Original Commitment Letter”) by and among Silgan, Bank of America and Merrill Lynch (each as defined below) and supersedes it in all respects, and the Original Commitment Letter shall be of no further force and effect.

You have advised Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” and, together with Bank of America, “we” or “us”or the “Commitment Parties”) that Silgan Holdings Inc. (“Silgan”, or “you”), a Delaware corporation, intends to acquire (the “Acquisition”) Graham Packaging Company Inc., a Delaware corporation (the “Acquired Business”) from its current equity holders. The Acquisition will be effected through the merger of the Acquired Business with and into Silgan, with Silgan surviving such merger. After giving effect to the Transaction (as hereinafter defined), Silgan will own all of the assets of the Acquired Business immediately prior to the consummation of the Transaction, including the equity in any subsidiaries owned by the Acquired Business immediately prior to the consummation of the Transaction, and will continue to hold all assets held by Silgan as of immediately prior to the consummation of the Transaction, including the equity in any subsidiaries owned by Silgan. Silgan, the Acquired Business and their respective subsidiaries are sometimes collectively referred to herein as the “Companies”.

You have also advised us that you intend to finance the Acquisition, the repayment or redemption of certain existing indebtedness of the Companies (the “Refinancing”), the costs and expenses related to the Transaction and the ongoing working capital and other general corporate purposes of the Companies after consummation of the Acquisition from the following sources (and that no financing other than the financing described herein will be required in connection with the Transaction): (a) common equity of Silgan in an aggregate amount not less than 20% of the total consideration paid for the equity of the Acquired Business; (b) up to $4,000 million in senior secured credit facilities of Silgan (collectively, the “Senior Credit Facilities”), comprised of (i) term loan facilities of $3,200 million, consisting of a term loan A facility of $900 million and a term loan B facility (which, at the option of Silgan and the Commitment Parties, may be replaced by one or more senior note facilities that will reduce the principal amount of the term loan B facility on a dollar-for dollar basis) of $2,300 million, and (ii) a revolving credit facility of up to $800 million; (c) in the event any holder of the Acquired Business’ 8.25% Senior Unsecured Notes due 2017 and 8.25% Senior Unsecured Notes (the “Existing Senior Notes”) tender their Existing Senior Notes pursuant to the Change of Control Offer (as defined in the indenture governing the Existing Senior Notes) to be made in connection with the Transactions (the “Put”), an amount equal to

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the principal of Existing Senior Notes tendered pursuant to the Put, but in no event more than $500 million in gross proceeds from the issuance and sale by Silgan of senior unsecured notes (the “Senior Notes”) or, if the Senior Notes are not issued and sold on or prior to the date of consummation of the Acquisition, an amount equal to the face amount of Existing Senior Notes tendered pursuant to the Put, but in no event more than $500 million, in senior unsecured loans (the “Senior Bridge Loans” and, together with any Senior Rollover Loans and Senior Exchange Notes (each as defined in Annex II hereto), the “Senior Bridge Facility”, as interim financing for the mandatory redemption of Existing Senior Notes pursuant to the Put, (d) up to $400 million in gross proceeds from the issuance and sale by Silgan of senior subordinated unsecured notes (the “Subordinated Notes”) or, if the Subordinated Notes are not issued and sold on or prior to the date of consummation of the Acquisition, $400 million in senior subordinated unsecured loans (the “Subordinated Bridge Loans” and, together with any Subordinated Rollover Loans and Subordinated Exchange Notes (each as defined in Annex III hereto), the “Subordinated Bridge Facility”) and (e) available cash on hand of Silgan. The Subordinated Bridge Loans together with the Senior Bridge Loans are hereinafter collectively referred to as the “Bridge Loans”. The Senior Notes and the Subordinated Notes are hereinafter collectively referred to as the “Notes”. The Subordinated Bridge Facility and the Senior Bridge Facility are hereinafter collectively referred to as the “Bridge Facilities”. The Bridge Facilities together with the Credit Facilities are hereinafter collectively referred to as the “Facilities”. The Acquisition, the Refinancing, the entering into and funding of the Senior Credit Facilities, the issuance and sale of the Notes or the entering into and funding of the Bridge Loans and all related transactions are hereinafter collectively referred to as the “Transaction”. The date of consummation of the Acquisition is referred to herein as the “Closing Date”.

1. Commitments. In connection with the foregoing, (a) Bank of America is pleased to advise you of its commitment to provide the full principal amount of each of the Senior Credit Facilities in the amounts set forth in clause (b) of the immediately preceding paragraph (in such capacity, the “Initial Senior Lender”) and its willingness to act as the sole and exclusive syndication agent (in such capacity, the “Senior Syndication Agent”) for the Senior Credit Facilities, all upon the terms of this Commitment Letter and subject only to the conditions set forth in the first sentence of Section 5 of this Commitment Letter and in Annex IV hereto (the “Funding Conditions”) (collectively, the “Senior Financing Summary of Terms”), (b) Merrill Lynch is pleased to advise you of its willingness, and you hereby engage Merrill Lynch, to act as lead arranger and bookrunning manager (in such capacity, the “Senior Lead Arranger”) for the Senior Credit Facilities, and in connection therewith to form a syndicate of lenders for the Senior Credit Facilities (collectively, the “Senior Lenders”) in consultation with you, including Bank of America, (c) Bank of America is pleased to advise you of its commitment to provide the full principal amount of the Senior Bridge Loans (in such capacity, the “Initial Senior Bridge Lender”) and its willingness to act as the sole and exclusive syndication agent (in such capacity, the “Senior Bridge Syndication Agent”) for the Senior Bridge Loans, all upon the terms of this Commitment Letter and subject only to the Funding Conditions (collectively, the “Senior Bridge Summary of Terms”), (d) Merrill Lynch is also pleased to advise you of its willingness, and you hereby engage Merrill Lynch, to act as lead arranger and bookrunning manager (in such capacity, the “Senior Bridge Lead Arranger”) for the Senior Bridge Loans, and in connection therewith to form a syndicate of lenders for the Senior Bridge Loans (collectively, the “Senior Bridge Lenders”) in consultation with you, including Bank of America, (e) Bank of America is pleased to advise you of its commitment to provide the full principal amount of the Senior Subordinated Bridge Loans (in such capacity, the “Initial Subordinated Bridge Lender”, and, together with the Initial Senior Lender and Initial Senior Bridge Lender, the “Initial Lenders”) and its willingness to act as the sole and exclusive syndication agent (in such capacity, the “Subordinated Bridge Syndication Agent”, and, together with the Senior Syndication Agent and the Senior Bridge Syndication Agent, each, a “Syndication Agent” and together, the “Syndication Agents”) for the Subordinated Bridge Loans, all upon the terms of this Commitment Letter and subject only to the Funding Conditions (collectively, the “Subordinated Bridge Summary of Terms”, and, together with the

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Senior Financing Summary of Terms and the Senior Bridge Summary of Terms, the “Summaries of Terms”), (f) Merrill Lynch is also pleased to advise you of its willingness, and you hereby engage Merrill Lynch, to act as lead arranger and bookrunning manager (in such capacity, the “Subordinated Bridge Lead Arranger”) for the Subordinated Bridge Loans, and in connection therewith to form a syndicate of lenders for the Subordinated Bridge Loans (collectively, the “Subordinated Bridge Lenders”, and, together with the Senior Lenders and the Senior Bridge Lenders, the “Lenders”) in consultation with you, including Bank of America. Merrill Lynch acting in its capacity as Senior Lead Arranger and/or Senior Bridge Lead Arranger and/or Subordinated Bridge Lead Arranger is sometimes referred to herein as the “Lead Arranger”. This letter agreement, together with the Summaries of Terms, is herein called the “Commitment Letter”. It is understood and agreed that Bank of America and Merrill Lynch will have “lead left” placement on all marketing materials relating to the Facilities and will perform the duties and exercise the authority customarily performed and exercised by them in such role, including acting as sole manager of the physical books. You may appoint up to three additional financial institutions reasonably acceptable to us as additional lead arrangers (one of which may be designated as having “lead left” placement on all marketing materials for the Senior Credit Facilities) (each a “Senior Joint Lead Arranger”, “Senior Bridge Joint Lead Arranger” or “Subordinated Bridge Joint Lead Arranger” as applicable, and collectively with the Senior Lead Arranger, Senior Bridge Lead Arranger, or Subordinated Bridge Lead Arranger, as applicable, the “Senior Joint Lead Arrangers”, “Senior Bridge Joint Lead Arrangers” or “Subordinated Bridge Joint Lead Arrangers” as applicable) and joint bookrunners (each a “Senior Joint Bookrunner”, “Senior Bridge Joint Bookrunner” or “Subordinated Bridge Joint Book-runner” as applicable, and collectively with Merrill Lynch in its capacity as bookrunner for the Senior Secured Facility, the Senior Bridge Facility, or Subordinated Bridge Facility, as applicable, the “Senior Joint Bookrunners”, “Senior Bridge Joint Bookrunners” or “Subordinated Bridge Joint Bookrunners” as applicable) for each of the Facilities in a manner and with economics determined by you in consultation with the Lead Arranger; provided that after giving effect to such appointments, (x) no such financial institution shall be allocated economics in excess of that allocated to Bank of America, (y) Bank of Amer-ica shall retain no less than 45% of the economics with respect to each tranche of the Senior Credit Facilities and 100% of the economics with respect to the Bridge Facilities and (z) if such financial institution is receiving any economics with respect to any tranche of the Senior Credit Facilities, such financial institution shall have committed to provide a pro rata portion of each tranche of the Senior Credit Facilities equal to the economics allocated to it with respect to the Senior Credit Facilities. No other compensation shall be paid by Silgan in connection with the Facilities except as set forth in this Commitment Letter and the Fee Letter (as hereinafter defined). The commitments of the Initial Lenders in respect of the Facilities and the undertaking of the Lead Arranger to provide the services described herein are subject to the satisfaction of each of the conditions precedent set forth herein and in the Summaries of Terms. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summaries of Terms.

2. Syndication. The Lead Arranger intends to commence syndication of the Facilities promptly after your acceptance of the terms of this Commitment Letter and the Fee Letter. You agree to actively assist, and to use your commercially reasonable efforts to cause the Acquired Business and its subsidiaries to actively assist, the Lead Arranger in achieving a syndication of each such Facility that is satisfactory to the Lead Arranger. Such assistance shall include (a) your providing and causing your advisors to provide, and using your commercially reasonable efforts to cause the Acquired Business, its subsidiaries and its advisors to provide, the Lead Arranger and the Lenders upon request with all information reasonably deemed necessary by the Lead Arranger to complete such syndication, including, but not limited to, information and evaluations prepared by you, the Acquired Business and your and its advisors, or on your or its behalf, relating to the Transaction (including the Projections (as hereinafter defined), (b) your preparation, within 20 business days of the date hereof, of an information memorandum with respect to each of the Facilities in form and substance customary for transactions of this type and otherwise reasonably

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satisfactory to the Lead Arranger (each, an “Information Memorandum”) and other customary materials to be used in connection with the syndication of each such Facility (collectively with the Summaries of Terms and any additional summary of terms prepared for distribution to Public Lenders (as hereinafter defined)), the “Information Materials”), (c) your using your commercially reasonable efforts to ensure that the syndication efforts of the Lead Arranger benefit from your existing lending relationships and the existing banking relationships of the Acquired Business, (d) your using your commercially reasonable efforts to obtain monitored public corporate credit or family ratings of Silgan after giving effect to the Transaction and ratings of the Senior Credit Facilities, the Senior Bridge Loans, the Subordinated Bridge Loans, and the Senior Notes and the Subordinated Notes from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) (collectively, the “Ratings”) and (e) your otherwise assisting the Lead Arranger in its syndication efforts, including by making your officers and advisors, and using your commercially reasonable efforts to make the officers and advisors of the Acquired Business, available from time to time to attend and make presentations regarding the business and prospects of the Companies and the Transaction at one or more meetings of prospective Lenders.

It is understood and agreed that none of the Companies shall syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt of the Companies (other than the Facilities and the Notes), including any renewals or refinancings of any existing debt, without the prior written consent of the Lead Arranger (it being understood that this condition shall survive the Closing Date as a covenant until the Successful Syndication (as defined in the Fee Letter) of the Facilities). It is further understood and agreed that the Lead Arranger will manage and control all aspects of the syndication of the Facilities in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in the Facilities will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summaries of Terms. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole and absolute discretion of the Lead Arranger.

Without limiting your obligation to assist with the syndication efforts as set forth above, it is understood and agreed that the commitments of the Initial Lenders hereunder are not subject to the commencement or completion of the syndication of the Facilities or any of them.

3. Information Requirements. You hereby represent, warrant and covenant that (a) all written information, other than Projections (as defined below), that has been or is hereafter made available to the Lead Arranger or any of the Lenders by or on behalf of you or any of your representatives or, to our knowledge, by or on behalf of the Acquired Business or any of its representatives in connection with any aspect of the Transaction (the “Information”) is or will, when furnished, be, taken as a whole (and after giving effect to all supplements and updates thereto), complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading and (b) all financial projections concerning the Companies that have been or are hereafter made available to the Lead Arranger or any of the Lenders by or on behalf of you or any of your representatives or, to our knowledge, by or on behalf of the Acquired Business or its representatives (the “Projections”) have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time such Projections are made available to the Lead Arranger or any of the Lenders, it being recognized by the Lead Arranger and the Lenders that such Projections are not to be viewed as facts, are subject to significant uncertainties, that actual results during the period or periods covered by any such Projections may differ from the projected results and such differences may be material, and that no assurance can be given that the projected results will be realized. You agree that if at any time prior to the Closing Date and, if requested

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by us, for such period thereafter as is necessary to complete the syndication of the Facilities any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being prepared and furnished, and such representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct at such time. In issuing this commitment and in arranging and syndicating each of the Facilities, the Commitment Parties are and will be using and relying on the Information and the Projections without independent verification thereof. The Information and Projections provided to the Lead Arranger prior to the date hereof are hereinafter referred to as the “Pre-Commitment Information”.

You acknowledge that (a) the Lead Arranger on your behalf will make available Information Materials to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks or another similar electronic system and (b) certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Companies, their respective affiliates or any other entity, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. If requested, you will assist us in preparing an additional version of the Information Materials not containing MNPI (the “Public Information Materials”) to be distributed to prospective Public Lenders.

Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom. In addition, at our request, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”.

You agree that the Lead Arranger on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Lead Arranger in writing (including by email) within a reasonable time prior to their intended distributions that such material should only be distributed to prospective Private Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda, (b) notifications of changes to the terms of the Facilities and (c) other materials intended for prospective Lenders after the initial distribution of the Information Materials, including drafts and final versions of definitive documents with respect to the Facilities. If you advise us that any of the foregoing items should be distributed only to Private Lenders, then the Lead Arranger will not distribute such materials to Public Lenders without further discussions with you. You agree that Information Materials made available to prospective Public Lenders in accordance with this Commitment Letter shall not contain MNPI.

4. Fees and Indemnities.

(a) You agree to pay the fees set forth in the separate fee letter addressed to you dated the date hereof from the Commitment Parties (the “Fee Letter”). You also agree to reimburse the Commitment Parties from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of a single law firm as counsel to the Lead Arranger, the Senior Syndication Agent, the Senior Bridge Syndication Agent and the Subordinated Bridge Syndication Agent, and of any local counsel to the Lenders retained by the Lead Arranger and due diligence expenses) incurred in connection with the Facilities, the syndication thereof, the preparation of the Credit Documentation therefor and the other transactions contemplated hereby, whether or not the Closing Date occurs or any Credit Documentation is executed and delivered or any extensions of

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credit are made under either of the Facilities. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

(b) You also agree to indemnify and hold harmless each of the Commitment Parties, the Syndication Agents, the Lead Arranger, each Joint Bookrunner, each Joint Lead Arranger, each other Lender and each of their affiliates, successors and assigns and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction and any of the other transactions contemplated thereby or (b) the Facilities, or any use made or proposed to be made with the proceeds thereof (in all cases, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Party), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or bad faith. In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you, the or your subsidiaries or affiliates or to your respective equity holders or creditors or any other person arising out of, related to or in connection with any aspect of the Transaction, except to the extent of direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or bad faith. It is further agreed that the Commitment Parties shall only have liability to you (as opposed to any other person), and that the Commitment Parties shall be severally liable solely in respect of their respective commitments to the Facilities, on a several, and not joint, basis with any other Lender, and that such liability shall only arise to the extent damages have been caused by breach of the Commitment Parties’ respective obligations hereunder to negotiate in good faith the Credit Documentation on the terms set forth in this Commitment Letter and the Fee Letter, as determined in a final, non-appealable judgment by a court of competent jurisdiction. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct, actual damages resulting from the gross negligence, willful misconduct or bad faith of such Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. You shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Proceeding against an Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (i) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission. You shall not be responsible or liable for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this letter, the Fee Letter or the financing contemplated hereby except to the extent such damages would otherwise be subject to indemnification pursuant to the terms of this paragraph.

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5. Conditions to Financing. The commitment of the Initial Senior Lender in respect of the Senior Credit Facilities, the commitment of the Initial Senior Bridge Lender in respect of the Senior Bridge Loans, the commitment of the Initial Subordinated Bridge Lender in respect of the Subordinated Bridge Loans and the undertaking of the Lead Arranger to provide the services described herein are subject to the satisfaction of each of the conditions set forth in Annex IV hereto and to the negotiation, execution and delivery of definitive documentation with respect to each such Facility consistent with this Commitment Letter and Section 3 of the Fee Letter (the “Credit Documentation”), it being understood and agreed that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of the Commitment Letter, Fee Letter and Credit Documentation) other than the Funding Conditions and, upon satisfaction of the Funding Conditions, the initial funding under the Facilities shall occur.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary, the only representations relating to the Acquired Business, its subsidiaries and its businesses the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be (i) the representations made by or with respect to the Acquired Business and its subsidiaries in the Acquisition Agreement (as hereinafter defined) as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (ii) the Specified Representations (as hereinafter defined). For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Credit Documentation relating to corporate status, corporate power and authority to enter into the Credit Documentation, due authorization, execution, delivery and enforceability of the Credit Documentation, no conflicts with or consents under laws or the charter documents of Silgan and its subsidiaries (in each case with respect to the Transaction) (other than consents that have been obtained), solvency, absence of litigation with respect to the Facilities or the Notes, Federal Reserve margin regulations, the U.S.A. Patriot Act, the Investment Company Act, status of the Senior Credit Facility and Senior Bridge Facility as senior debt, the creation, validity, priority and perfection of the security interests granted in the intended collateral (it being understood that to the extent any security interest in the intended collateral (other than any collateral the security interest in which may be perfected by the filing of a UCC financing statement, the filing of short-form security agreements with the United States Patent and Trademark Office or the United States Copyright Office or the delivery of certificates evidencing equity interests) is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the provision of such perfected security interest(s) shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements to be mutually agreed). It is understood and agreed that the terms of the Credit Documentation and the closing deliverables enumerated in Annex IV shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the Funding Conditions are satisfied. This paragraph is referred to as the “Funding Provision.”

6. Confidentiality and Other Obligations. This Commitment Letter and the Fee Letter and the contents hereof and thereof are confidential and, may not be disclosed in whole or in part to any person or entity without our prior written consent except (i) on a confidential basis to your accountants, attorneys and other professional advisors in connection with the Transactions, (ii) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of your legal counsel (in which case you agree to inform us promptly thereof, to the extent not prohibited by law, rule or regulations), and (iii) this Commitment Letter and the Fee Letter (redacted in a customary manner) may be disclosed on a confidential basis to the board of directors, attorneys, independent auditors, and advisors of the Acquired Business in connection with their consideration of the Transaction, and (iv) to the extent that

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such information becomes publicly available other than by reason of disclosure in violation of this agreement by the Commitment Parties.

The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this letter agreement and otherwise in connection with the Transactions and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Commitment Parties from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Commitment Parties agree to inform you promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation), (ii) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by the Commitment Parties, (iv) to the Commitment Parties’ affiliates, employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (v) for purposes of establishing a “due diligence” defense, (vi) to the extent that such information is received by the Commitment Parties from a third party that is not to the Commitment Parties’ knowledge subject to confidentiality obligations to you, (vii) to the extent that such information is independently developed by the Commitment Parties or (viii) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to you and each Commitment Party, including as may be agreed in any confidential information memorandum or other marketing material). This paragraph shall terminate on the first anniversary of the date hereof.

You acknowledge that the Commitment Parties or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to the Companies and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that the Commitment Parties are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives who need to know such information in connection with the services and transactions contemplated hereby, any information concerning the Companies or any of their respective affiliates that is or may come into the possession of the Commitment Parties or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (i) each of the Facilities and any related arranging or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (ii) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (iv) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Commitment Parties has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for you or any of your affiliates, stockholders, creditors or employees or any other party, (v) the Commitment Parties have not assumed and will not assume an advisory,

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agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Commitment Parties has advised or is currently advising you or your affiliates on other matters) and the Commitment Parties have no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and (vi) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Commitment Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “U.S.A. Patriot Act”), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow the Commitment Parties, as applicable, to identify you in accordance with the U.S.A. Patriot Act.

7. Survival of Obligations. The provisions of Sections 2, 3, 4, 6 and 8 shall remain in full force and effect regardless of whether any Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of the Commitment Parties hereunder, except that the provisions of paragraphs 2 and 3 shall not survive if the commitments and undertakings of the Commitment Parties are terminated prior to the effectiveness of the Senior Credit Facilities and funding of the Bridge Facility.

8. Miscellaneous. This Commitment Letter and the Fee Letter may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter or the Fee Letter.

This Commitment Letter and the Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of the Commitment Parties in the negotiation, performance or enforcement hereof. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter, the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such

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court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

This Commitment Letter, together with the Fee Letter, embodies the entire agreement and understanding among the parties hereto and your affiliates with respect to the Facilities and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by the Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter. Neither this Commitment Letter (including the attachments hereto) nor the Fee Letter may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto.

This Commitment Letter may not be assigned by you without our prior written consent (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties). Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates.

Please indicate your acceptance of the terms of the Facilities set forth in this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m. (New York City time) on April 13, 2011, whereupon the undertakings of the parties with respect to the Facilities shall become effective to the extent and in the manner provided hereby. This offer shall terminate with respect to the Facilities if not so accepted by you at or prior to that time. Thereafter, all commitments and undertakings of the Commitment Parties hereunder will expire on the earliest of (a) January 20, 2012, unless the Closing Date occurs on or prior thereto, (b) the closing of the Acquisition without the use of the Senior Credit Facilities and the Subordinated Bridge Facility, (c) the acceptance by the Acquired Business or any of its affiliates of an offer for all or any substantial part of the capital stock or property and assets of the Acquired Business or any of its subsidiaries, other than as part of the Transaction, and (d) the termination of the Acquisition Agreement. If the Closing Date occurs and the Senior Credit Facility and the Subordinated Bridge Loans (or the Subordinated Notes) are funded or issued, then the commitments of the Senior Bridge Lenders shall survive until the later of the Change of Control Purchase Date (as defined in the indenture governing the Existing Senior Notes) and the expiration of the Change of Control Offer period in respect of the Put.

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Michael Grimes
	Name:	Michael Grimes
	Title:	Director

MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Grimes
	Name:	Michael Grimes
	Title:	Director

Signature Page to Commitment Letter

470	The provisions of this Commitment Letter are
471	accepted and agreed to as of the date first written
472	above:

473	SILGAN HOLDINGS INC.

474	By:	/s/ Robert B. Lewis
475		Name:	Robert B. Lewis
476		Title:	Executive Vice President and Chief Financial Officer

Signature Page to Commitment Letter

ANNEX I

SUMMARY OF TERMS AND CONDITIONS

SENIOR CREDIT FACILITIES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached. In this Commitment Letter, including the Annexes thereto, the phrase “substantially consistent with the provisions of the Existing Bank Credit Documentation” means substantially consistent with the senior bank credit agreement of Silgan as in effect on the date hereof (the “Existing Bank Credit Agreement”) and the related credit and collateral documentation, in each case subject to modifications (i) reasonably determined by the Lead Arranger in consultation with Silgan to be necessary in order to ensure a Successful Syndication (as defined in the Fee Letter) of the Facilities, (ii) to reflect the Acquisition, the size of the business of Silgan and its subsidiaries pro forma for the Acquisition, the structure of the new senior secured credit facilities, prevailing market conditions and the operational requirements of Silgan upon consummation of the Transaction as may be agreed to by the Lead Arranger and Silgan and (iii) with such improvements in favor of the Borrowers as may be agreed to by the Lead Arranger and Silgan (it being understood that the provisions of Section 3 of the Fee Letter shall govern the modifications that may be made with respect to those terms that are the subject of such Section 3).

Borrower:

Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC (“Containers”), Silgan Plastics LLC (“Plastics”), Silgan Containers Manufacturing Corporation (“Manufacturing”), Silgan Can Company (“CanCo”), Silgan Plastics Canada Inc. (“Canada”) and such other Revolving Borrowers (as defined below) as may be party to the credit agreement governing the Senior Credit Facilities (the “Credit Agreement”) from time to time, (together with Silgan, Containers, Plastics, Manufacturing, CanCo, Canada and each other Revolving Borrower, the “Borrowers” and each individually, a “Borrower”).

“Revolving Borrowers” means Containers, Plastics, CanCo, and one or more other wholly-owned subsidiaries of Silgan approved by the Administrative Agent and on a basis substantially consistent with the provisions of the Existing Bank Credit Documentation.

Guarantors:

Silgan, each other Borrower (except as provided below) and each other existing or newly created or acquired subsidiary of Silgan which is directly or indirectly owned by Silgan (collectively, the “Credit Parties”) shall be required to provide an unconditional guaranty of all amounts owing under the Senior Credit Facilities, subject to exceptions substantially consistent with the provisions of the Existing Bank Credit Documentation. Any special purpose subsidiary of Silgan formed to enter into a receivables securitization financing (such financing, the “Receivables Financing”) shall not be required to enter into any guaranty of the Senior Credit Facilities, CanCo shall not be required to guaranty the obligations of the other Borrowers to the extent that the terms of the Campbell Can Acquisition Documents (as defined in the Existing Bank Credit Agreement) prohibit such a guaranty, no foreign subsidiary of Silgan shall be required to guaranty the obligations of Silgan or any U.S. subsidiary of Silgan under the Senior Credit Facilities and guaranties by foreign subsidiaries of Silgan shall otherwise be provided on a

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basis substantially consistent with the provisions of the Existing Bank Credit Documentation.

Administrative and Collateral Agent:

A financial institution selected by the Initial Senior Lender, acceptable to the Lead Arranger and Silgan, will act as sole and exclusive administrative and collateral agent for the Senior Lenders (the “Administrative Agent”).

Lead Arranger and Bookrunning Manager:

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) will act as lead arranger and bookrunning manager for the Senior Credit Facilities (the “Senior Lead Arranger”). Silgan may appoint up to two additional joint lead arrangers and joint bookrunners, reasonably acceptable to Merrill Lynch, for the Senior Credit Facilities (together with the Senior Lead Arranger, each a “Senior Joint Lead Arranger”).

Syndication Agent:

Bank of America, N.A. (“Bank of America”).

Senior Lenders:

Bank of America and other banks, financial institutions and institutional lenders selected by the Senior Lead Arranger in consultation with Silgan.

Senior Credit Facilities:

An aggregate principal amount of up to $4,000 million will be available through the following facilities (it being understood and agreed that the Initial Senior Lender and Silgan may mutually agree to change the allocation between the Term A Facility and the Term B Facility):

Term A Facility: $900 million in term loan “A” facilities, all of which will be drawn on the Closing Date, in U.S. Dollars with Silgan as Borrower, and in foreign currencies (including, without limitation, Euros, Pounds Sterling and Canadian Dollars) and with other Borrowers to be determined by mutual agreement of the Lead Arranger and Silgan.

Term B Facility: a $2,300 million term loan facility with Silgan as the borrower, all of which will be drawn on the Closing Date (together with the Term A Facilities, the “Term Loan Facilities”).

Revolving Credit Facility: an $800 million multicurrency revolving credit facility, available to Silgan and the other Revolving Borrowers (provided, that no more than $75 million of the Revolving Credit Facility may be utilized by CanCo) from time to time on or after the Closing Date until the Revolving Credit Facility Maturity Date, and to include a sublimit to be determined for the issuance of standby and commercial letters of credit (each, a “Letter of Credit”) and a sublimit for swingline loans (each, a “Swingline Loan”). Letters of Credit will be initially issued by Bank of America (in such capacity, the “Issuing Bank”), and each of the Senior Lenders under the Revolving Credit Facility will

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purchase an irrevocable and unconditional participation in each Letter of Credit and each Swingline Loan. Letters of Credit may be issued on the Closing Date in order to backstop, roll over or replace letters of credit outstanding under the existing credit facility of Silgan.

Borrowings under the Revolving Credit Facility will be available in U.S. Dollars and other foreign currencies (including, without limitation, Euros, Pounds Sterling and Canadian Dollars) to be determined on a basis substantially consistent with the provisions of the Existing Bank Credit Documentation; provided, however, that no more than $500 million (determined on a U.S. Dollar equivalent basis) in the aggregate of the Revolving Credit Facility may be incurred in Euros and Pounds Sterling.

Swingline Option:

Bank of America, N.A., in its capacity as the swingline lender, may make Swingline Loans available on a same day basis. Silgan must repay each Swingline Loan in full no later than ten (10) business days after such loan is made.

Purpose:

The proceeds of the borrowings under the Senior Credit Facilities on the Closing Date, together with proceeds from the Notes or the Bridge Facilities, shall be used (i) to finance in part the Acquisition, (ii) to refinance in full the Existing Bank Credit Agreement of Silgan and the existing senior bank credit agreement of the Acquired Business and (iii) to pay fees and expenses incurred in connection with the Transaction. The proceeds of the Revolving Credit Facility shall be used to provide ongoing working capital and for other general corporate purposes of Silgan and its subsidiaries, including without limitation for permitted acquisitions.

Interest Rates:

At the respective Borrower’s option, Loans denominated in U.S. Dollars may be maintained from time to time as (x) Base Rate Loans, which shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin (as defined below) or (y) Eurodollar Loans, which shall bear interest at the Eurodollar Rate (adjusted for maximum reserves) as determined by the Administrative Agent for the respective interest period plus the Applicable Margin. “Base Rate”, “B/A Discount Rate”, “Canadian Prime Rate”, “Eurodollar Rate” and “Euro Rate” will be defined and calculated on a basis substantially consistent with the provisions of the Existing Credit Documentation; provided that (i) Base Rate will be deemed to be not less than 100 basis points higher than the one-month Eurodollar Rate, and (ii) with respect to the Term B Facility, the Eurodollar Rate will be deemed to be not less than 1.00% per annum.

“Applicable Margin” means (a) with respect to the Term A Facility and the Revolving Credit Facility, 2.50% per annum, in the case of Euro Rate Loans and B/A Discount Rate Loans, and 1.50% per annum, in the case of Base Rate Loans or Canadian Prime Rate Loans, or in each case such lesser percentage as shall be set forth in a pricing grid to be agreed, and (b) with respect to the Term B Facility, 3.25% per annum,

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in the case of Euro Rate Loans and B/A Discount Rate Loans, and 2.25% per annum, in the case of Base Rate Loans or Canadian Prime Rate Loans.

Each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate loans under the Revolving Credit Facility.

Silgan may select interest periods of one, two, three or six months (and, to the extent available to all Lenders with obligations in respect of the applicable tranche of Loans, twelve-months or a period of less than one month) for Euro Rate advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

Overdue principal and, to the extent permitted by law, (i) overdue interest in respect of each Loan and any other overdue amount shall bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective tranche from time to time and (y) the rate which is 2% in excess of the rate then borne by the applicable Loans and (ii) all other overdue amounts payable under this Agreement or under any other Credit Document shall bear interest at a rate per annum which is 2% in excess of the rate applicable to Base Rate Loans under the Revolving Credit Facility. Default interest shall be payable on demand.

Commitment Fee:

Commencing on the Closing Date, a commitment fee of 0.50% per annum (calculated on a 360-day basis) shall be payable on the actual daily unused portions of the Revolving Credit Facility, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments. Swingline Loans will not be considered utilization of the Revolving Credit Facility for purposes of this calculation.

Calculation of Interest and Fees:

All interest and commitment commission and other fee calculations shall be based on a 360-day year and actual days elapsed for all fees and Loans other than Base Rate Loans determined by reference to the prime lending rates, which shall be based on a 365 or 366 day year, as applicable, and actual days elapsed.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Letter of Credit Fees:

Letter of Credit fees equal to the Applicable Margin from time to time on LIBOR advances under the Revolving Credit Facility on a per annum basis will be payable quarterly in arrears and shared proportionately by the Senior Lenders under the Revolving Credit Facility. In addition,

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a fronting fee equal to the greater of (x) US$500 per annum and (y) 0.25% per annum will be payable to the Issuing Bank for its own account, as well as customary issuance and documentary fees. Both the Letter of Credit fees and the fronting fees will be calculated on the amount available to be drawn under each outstanding Letter of Credit.

Maturity:

Term A Facility Maturity Date: 6 years after the Closing Date, provided that if the existing senior notes of Silgan due 2016 or the existing senior notes of the Acquired Business due 2017 have not been refinanced in full on or before July 7, 2016, then the Term A Facility will mature on such date.

Term B Facility Maturity Date: 7 years after the Closing Date.

Revolving Credit Facility Maturity Date: 5 years after the Closing Date.

Incremental Facilities:

The Credit Documentation will permit Silgan to add one or more incremental term loan facilities to the Credit Facilities (each, an “Incremental Term Facility”) and/or increase commitments under the Revolving Credit Facility (any such increase, an “Incremental Revolving Facility”; the Incremental Term Facilities and the Incremental Revolving Facilities are collectively referred to as “Incremental Facilities”) in an aggregate amount of up to US$750 million; provided that (i) no Lender will be required to participate in any such Incremental Facility, (ii) no event of default or default exists or would exist after giving effect thereto, (iii) the representations and warranties in the Credit Documentation shall be true and correct in all material respects, (iv) on a pro forma basis on the date of incurrence and after giving effect thereto (assuming, in the case of an Incremental Revolving Facility, the full drawing thereunder), all financial covenants would be satisfied, (v) the maturity date of any such Incremental Term Facility shall be no earlier than the maturity date for the Term B Facility, (vi) the weighted average life to maturity of any Incremental Term Facility shall be no shorter than the weighted average life to maturity of the Term B Facility, (vii) the interest margins for the Incremental Term Facility shall be determined by Silgan and the lenders of the Incremental Term Facility; provided, that in the event that the interest margins for any Incremental Term Facility are greater than the Applicable Margins for the Term B Facility by more than 0.50%, then the Applicable Margins for the Term B Facility shall be increased to the extent necessary so that the interest margins for the Incremental Term Facility are not more than 0.50% higher than the Applicable Margins for the Term Facility, and the Applicable Margins for the Revolving Credit Facility and the Term A Facility shall be increased by a like amount; provided, further, that in determining the interest margins applicable to the Term B Facility and the Applicable Margins for the Incremental Term Facility, (x) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the applicable Borrower for the account

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of the Lenders of the Term B Facility or the Incremental Term Facility in the primary syndication thereof shall be included (with OID being equated to interest based on an assumed four-year life to maturity), (y) customary arrangement or commitment fees payable to the Lead Arranger (or its affiliates) in connection with the Term B Facility or to one or more arrangers (or their affiliates) of the Incremental Term Facility shall be excluded, and (z) if the LIBOR or Base Rate floor for the Incremental Term Facility is greater than the LIBOR or Base Rate floor, respectively, for the existing Term B Facility, the difference between such floor for the Incremental Term Facility and the existing Term B Facility shall be equated to an increase in the Applicable Margin for purposes of this clause (vii), (viii) any Incremental Facility shall be available to only such Borrowers and in such currencies as may be permitted pursuant to provisions of the Credit Documentation that shall be substantially consistent with the provisions of the Existing Bank Credit Documentation, and (ix) any Incremental Facility shall be subject to terms, conditions, and limitations consistent with the provisions of the Existing Bank Credit Documentation.

Scheduled Amortization:

Term Loan Facilities: The Term A Facility will be subject to annual amortization, commencing December 31, 2013, of principal in amounts to be agreed. The Term B Facility will be subject to annual amortization, commencing December 31, 2012, of principal equal to 1.0% of the original aggregate principal amount of the Term B Facility, with the balance payable at final maturity (collectively, the “Scheduled Amortization”).

Revolving Credit Facility: None.

Mandatory Prepayments and Commitment Reductions:

In addition to the amortization set forth above, the Credit Agreement will contain provisions regarding mandatory prepayments and commitment reductions substantially consistent with the provisions of the Existing Bank Credit Documentation. All such proceeds thereunder shall be applied to the prepayment of (and permanent reduction of the commitments under) the Senior Credit Facilities in the following manner: first, between the Term Loan Facilities on a pro rata basis, to be applied as to each Term Loan Facility, first to the next annual amortization payment due December 31 (in the case of prepayments of the Term A Facility) or to the next succeeding four quarterly amortization payments (in the case of prepayments of the Term B Facility) and the balance, if any, ratably to the remaining principal repayment installments of such Term Loan Facilities and, second, to the Revolving Credit Facility.

Optional Prepayments and Commitment Reductions:

The Senior Credit Facilities may be prepaid voluntarily in whole or in part at any time pursuant to provisions of the Credit Agreement substantially consistent with the provisions of the Existing Bank Credit Documentation, without prepayment premium other than the Repricing Fee as defined below.

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Repricing Fee:

If on or before the first anniversary of the Closing Date, any (i) amendment, amendment and restatement or other modification of the Credit Agreement is consummated or (ii) any voluntary prepayment of some or all of the Term Loan B with the proceeds of a substantially concurrent issuance or incurrence of indebtedness (even if all or a portion of the Term Loan B is replaced, converted or re-evidenced with, into or by such new indebtedness) is consummated, the effect of which, in the case of either clause (i) or clause (ii), is to decrease the Applicable Margin with respect to some or all of the Term Loan B (any such transaction or event described in (i) or (ii) above, a “Price Reduction”), then, simultaneously with the consummation of such Price Reduction, Silgan shall pay to the Lenders holding any of the Term Loan B (which shall include any non-consenting Lender that is required to assign its Loan in pursuant to any “yank-a-bank” provisions in connection with any such Price Reduction, but which shall not include the assignee of any such non-consenting Lender) a fee (the “Repricing Fee”) in an amount equal to 1.0% of the aggregate principal amount of the Term Loan B so repriced or refinanced in such Price Reduction (such Repricing Fee to be allocated pro rata in accordance with the aggregate amount of Term Loan B of each such Lender so repriced or refinanced).

Security:

The Senior Credit Facilities (and all obligations under the Guarantees) shall be secured by a first priority perfected security interest in all of the following (the “Collateral”): (x) all stock, other equity interests and promissory notes owned by Silgan and the Guarantors, provided, however, that (i) not more than 65% of the total outstanding voting stock of any non-U.S. subsidiary of Silgan shall be required to be pledged to support the obligations of a Borrower organized in the United States and (ii) the equity interests in any entity that is not a subsidiary of Silgan shall not be required to be pledged to the extent that the terms of the respective joint venture agreements prohibit such a pledge and (y) all other tangible and intangible assets (including receivables, contract rights, securities, patents, trademarks, other intellectual property, inventory and equipment) owned by the Silgan and the Guarantors, in each case in a manner, and subject to exceptions, substantially consistent with the provisions of the Existing Bank Credit Documentation (including with respect to receivables and related assets sold as part of the Receivables Financing).

Conditions Precedent to Closing:

Those specified in the Funding Conditions.

Conditions Precedent to Each Borrowing Under the Senior Credit Facilities:

Each borrowing or issuance or renewal of a Letter of Credit (other than those on the Closing Date) under the Senior Credit Facilities will be subject to satisfaction of conditions precedent substantially consistent with the provisions of the Existing Bank Credit Documentation.

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Representations and Warranties:

Substantially consistent with the provisions of the Existing Bank Credit Documentation.

Covenants:

Affirmative and Negative Covenants: substantially consistent with the provisions of the Existing Bank Credit Documentation, provided that the restricted payment basket will be set at the level in effect on the closing date of the Existing Bank Credit Documentation and will not be reduced by restricted payments made pursuant thereto after such closing date and prior to the date of the Commitment Letter.

Financial Covenants: To include the following:

• Maintenance of a minimum Interest Coverage Ratio (defined in a manner substantially consistent with the provisions of the Existing Bank Credit Documentation); and

• Maintenance of a maximum Total Leverage Ratio (defined in a manner substantially consistent with the provisions of the Existing Bank Credit Documentation).

All of the financial covenants will be calculated on a consolidated basis and for each consecutive four fiscal quarter period, and pursuant to definitions and provisions substantially consistent with the provisions of the Existing Bank Credit Documentation.

Interest Rate Protection:

Silgan shall obtain interest rate protection with one or more Lenders or Senior Joint Lead Arrangers or affiliates thereof for a notional amount and otherwise on terms to be agreed in the Credit Documentation.

Events of Default:

Substantially consistent with the provisions of the Existing Bank Credit Documentation.

Unrestricted Subsidiaries:

Silgan will be permitted to designate one or more existing or subsequently acquired or organized subsidiaries as “unrestricted subsidiaries” pursuant to provisions and subject to limitations and conditions substantially consistent with the provisions of the Existing Bank Credit Documentation.

Assignments and Participations:

Each Senior Lender will be permitted to sell participations and to make assignments in minimum amounts to be agreed, subject to limitations, approval rights, and restrictions substantially consistent with the provisions of the Existing Bank Credit Documentation.

Assignments to Silgan and subsidiaries of Silgan shall not be permitted.

Waivers and Amendments:

Amendments and waivers of the provisions of the Credit Documentation will be subject to provisions substantially consistent with the provisions of the Existing Bank Credit Documentation, including without

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limitation provisions relating to the voting rights of Defaulting Lenders and tranche voting for certain matters.

Indemnification:

Silgan will indemnify and hold harmless the Administrative Agent, the Senior Syndication Agent, the Senior Lead Arranger, each Senior Joint Lead Arranger and each Senior Joint Bookrunner, each Senior Lender and each of their affiliates and their officers, directors, employees, agents and advisors from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Transaction, the Senior Credit Facilities, Silgan’s use of loan proceeds and the commitments, including, but not limited to, reasonable attorneys’ fees and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities, notwithstanding any failure of the Senior Credit Facilities to close.

Governing Law:

New York.

Expenses:

Silgan will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and enforcement of all Credit Documentation, including, without limitation, the legal fees and expenses of a single law firm as counsel to the Administrative Agent and Lead Arranger and of any local counsel, regardless of whether or not the Senior Credit Facilities are closed. Silgan will also pay the expenses of each Senior Lender in connection with the enforcement of any of the Credit Documentation related to the Senior Credit Facilities.

Counsel to the

Senior Lead Arranger:

Latham & Watkins LLP

Miscellaneous:

Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.

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ANNEX II-A

SUMMARY OF TERMS AND CONDITIONS

SENIOR BRIDGE LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-A is attached.

Borrower:

Silgan Holdings Inc. (“Silgan”).

Guarantors:

Same subsidiaries of Silgan as the subsidiary guarantors of obligations of Silgan under the Senior Credit Facilities.

Administrative Agent:

Bank of America, N.A. or an affiliate thereof will act as sole and exclusive administrative agent for the Bridge Lenders (the “Administrative Agent”).

Sole Lead Arranger and Sole Bookrunning Manager:

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) will act as sole and exclusive lead arranger and sole and exclusive bookrunning manager for the Bridge Loans (in such capacity, the “Bridge Lead Arranger”).

Bridge Lenders:

Bank of America, N.A. or an affiliate thereof (“Bank of America”; or the “Initial Bridge Lender”) and other financial institutions and institutional lenders selected by the Bridge Lead Arranger in consultation with Silgan (the “Bridge Lenders”).

Bridge Loans:

Up to $500 million of senior unsecured bridge loans (the “Senior Bridge Loans”), less the aggregate gross proceeds of Notes or any other debt other than the Facilities or disqualified equity securities of the Companies (collectively, “Permanent Securities”) issued on or prior to the Closing Date.

Ranking:

The Senior Bridge Loans will be senior unsecured obligations of Silgan and rank pari passu in right of payment with or senior to all other unsecured obligations of Silgan. The guarantees will be senior unsecured obligations of each Guarantor, ranking pari passu in right of payment with or senior to all other unsecured obligations of such Guarantor.

Security:

None.

Purpose:

The Senior Bridge Facility will be available on the Closing Date to purchase Existing Senior Notes tendered in the applicable Change of Control Offer. The proceeds of the Senior Bridge Facility shall be used solely to repurchase Existing Senior Notes.

Interest Rate:

Interest shall be payable quarterly in arrears at a rate per annum equal to one-month LIBOR plus the Applicable Margin.

Annex II-A-1

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“Applicable Margin” shall initially be 550 basis points and will increase by an additional 50 basis points at the end of each subsequent three-month period for as long as the Senior Bridge Loans are outstanding; provided that the interest rate shall not exceed the Senior Total Cap (as defined in the Fee Letter).

“LIBOR” shall be deemed to be not less than 1.50% per annum.

During the continuance of an event of default or a payment default, interest will accrue on the principal of the Senior Bridge Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Senior Bridge Loans (except that following the Senior Rollover Date (as defined below), interest on the Senior Bridge Loans will accrue at a per annum rate equal to 200 basis points in excess of the Senior Total Cap), and will be payable on demand.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Amortization:

None.

Optional Prepayments:

The Senior Bridge Loans may be prepaid prior to the first anniversary of the Closing Date (the “Senior Rollover Date”), without premium or penalty, in whole or in part, upon written notice, at the option of Silgan, at any time, together with accrued interest to the prepayment date.

Mandatory Prepayments:

Silgan shall prepay the Senior Bridge Loans without premium or penalty and offer to purchase Senior Exchange Notes at the premium for optional redemptions set forth in Annex II-C (on a pro rata basis) together with accrued interest to the prepayment or purchase date, with (a) all net cash proceeds from (i) sales of property and assets of Silgan or any of its subsidiaries (including sales or issuances of equity interests by subsidiaries of Silgan but excluding sales of inventory in the ordinary course of business and other exceptions and baskets usual and customary for financings of this type to be agreed), and (ii) Extraordinary Receipts (to be defined to include extraordinary receipts such as tax refunds, casualty and indemnity payments, and certain insurance proceeds and to exclude cash receipts in the ordinary course of business), in each case, subject to minimum amounts and reinvestment rights to be agreed, (b) all net cash proceeds from the issuance or incurrence after the Closing Date of additional debt of Silgan or any of its subsidiaries other than the Facilities and certain debt permitted under the Credit Documentation, and (c) 25% of all net cash proceeds from

Annex II-A-2

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any issuance of equity interest by, or equity contribution to, Silgan, subject to exceptions to be agreed. Silgan’s obligation to prepay Senior Bridge Loans and purchase Senior Exchange Notes shall be deemed to be satisfied with respect to clause (a) above on a dollar-for-dollar basis to the extent of amounts applied to repay loans under (i) the Term Loan Facilities or (ii) the Revolving Credit Facility to the extent accompanied by a permanent reduction in commitments thereunder.

Change of Control:

In the event of a Change of Control (to be defined, but no more restrictive than as set forth in the Existing Bank Credit Agreement), each Bridge Lender will have the right to require Silgan, and Silgan must offer, to prepay the outstanding principal amount of the Senior Bridge Loans at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment. Prior to making any such offer, Silgan will, within 30 days of the Change of Control, repay all obligations under the Senior Credit Facilities or obtain any required consent of the Senior Lenders under the Senior Credit Facilities to make such prepayment of the Senior Bridge Loans.

Conversion into Rollover Loans:

If the Senior Bridge Loans have not been previously prepaid in full for cash on or prior to the Senior Rollover Date, the principal amount of the Senior Bridge Loans outstanding on the Senior Rollover Date may, subject to the conditions precedent set forth in Annex II-B, be converted into unsecured, senior rollover loans with a maturity of eight years from the Closing Date and otherwise having the terms set forth in Annex II-B (the “Senior Rollover Loans”). Any Senior Bridge Loans not converted into Senior Rollover Loans shall be repaid in full on the Senior Rollover Date.

Exchange into Exchange Notes:

Each Bridge Lender that is (or will immediately transfer its Exchange Notes to) an Eligible Holder (as defined in Annex II-C) will have the right, at any time on or after the Senior Rollover Date, to exchange Senior Rollover Loans held by it for unsecured senior exchange notes of Silgan having the terms set forth in Annex II-C (the “Senior Exchange Notes”). Notwithstanding the foregoing, Silgan will not be required to exchange Senior Rollover Loans for Senior Exchange Notes unless at least $50.0 million of Senior Exchange Notes would be outstanding immediately after such exchange. In connection with each such exchange, or at any time prior thereto if requested by the Initial Bridge Lender, Silgan shall (i) deliver to the Bridge Lender that is receiving Senior Exchange Notes, and to such other Bridge Lenders as the Initial Bridge Lender requests, an offering memorandum of the type customarily utilized in a Rule 144A offering of high yield securities covering the resale of such Senior Exchange Notes or Senior Bridge Loans by such Bridge Lenders, in such form and substance as reasonably acceptable to Silgan and the Initial Bridge Lender, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in

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Rule 144A transactions (including indemnification provisions) and a registration rights agreement customary in Rule 144A offerings, in each case, if requested by the Initial Bridge Lender, (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Initial Bridge Lender and such certificates as the Initial Bridge Lender may request as would be customary in Rule 144A offerings and otherwise in form and substance reasonably satisfactory to the Initial Bridge Lender and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Initial Bridge Lender in connection with issuances or resales of Senior Exchange Notes or Senior Bridge Loans, including providing such information regarding the business and operations of Silgan and its subsidiaries as is reasonably requested by any prospective holder of Senior Exchange Notes or Senior Bridge Loans and customarily provided in due diligence investigations in connection with purchases or resales of securities.

Conditions Precedent:

Those specified in the Funding Conditions.

Covenants:

Negative covenants that are customary for high yield debt securities of issuers of similar size and credit quality, including compliance with the Fee Letter, as reasonably determined by the Bridge Lead Arranger in light of prevailing market conditions and other circumstances and substantially similar with, and no more restrictive than, the covenants contained in the existing Silgan high yield indentures with such changes to be agreed based on prevailing market conditions and the operational requirements of Silgan upon consummation of the Transaction, and with such improvements to reflect the size of the business of Silgan and its subsidiaries pro forma for the Acquisition; provided that the restricted payments basket will be set at the level in effect on the closing date of the existing Silgan high yield indentures and will not be reduced by restricted payments made pursuant thereto after such closing date and prior to the date of the Commitment Letter.

Representations and Warranties, Events of Default, Waivers and Consents:

Usual and customary for a transaction of this type, and others deemed reasonably appropriate by the Bridge Lead Arranger, including (without limitation) provisions no more restrictive than those contained in the Senior Credit Facilities.

Assignments and Participations:

Each Bridge Lender will be permitted to make assignments in minimum amounts to be agreed to other entities approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval shall be required in connection with assignments to other Bridge Lenders or any of their affiliates. Each Bridge Lender will also have the right, without any consent, to assign as security all or part of its rights under the Credit Documentation to any Federal Reserve Bank. Bridge Lenders will be

Annex II-A-4

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permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date. An assignment fee in the amount of $3,500 will be charged to the assignee with respect to each assignment unless waived by the Administrative Agent in its sole discretion.

If the Initial Bridge Lender makes an assignment of Senior Bridge Loans at a price less than par, the assignment agreement may provide that, upon any repayment or prepayment of such Senior Bridge Loans with the proceeds of an issuance of securities of Silgan or any of its subsidiaries in which the Initial Bridge Lender or an affiliate thereof acted as underwriter or initial purchaser (an “Applicable Offering”), (i) Silgan shall pay the holder of such Senior Bridge Loans the price set forth in the assignment agreement as the price (which may be the price at which the Initial Bridge Lender assigned such Senior Bridge Loans but in any event may not be greater than par) at which the holder of such Senior Bridge Loans will be repaid by Silgan with the proceeds of an Applicable Offering (the “Agreed Price”) and (ii) Silgan shall pay the Initial Bridge Lender the difference between par and the Agreed Price. Such payments by Silgan shall be in full satisfaction of such Senior Bridge Loans in the case of a repayment or prepayment with proceeds of an Applicable Offering. For the avoidance of doubt, the repayment by Silgan of the Senior Bridge Loans shall not exceed par and the provisions of this paragraph do not apply to any repayments or prepayments other than with proceeds of an Applicable Offering.

Governing Law:

New York.

Indemnification and Expenses:

Same as the Senior Credit Facilities.

Counsel to Bridge Lead Arranger:

Latham & Watkins LLP.

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ANNEX II-B

SUMMARY OF TERMS AND CONDITIONS

SENIOR ROLLOVER LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-B is attached.

Borrower:

Silgan.

Guarantors:

Same as the Senior Bridge Loans.

Rollover Loans:

Senior Rollover Loans in an initial principal amount equal to 100% of the outstanding principal amount of the Senior Bridge Loans on the Senior Rollover Date. Subject to the conditions precedent set forth below, the Senior Rollover Loans will be available to Silgan to refinance the Senior Bridge Loans on the Senior Rollover Date. The Senior Rollover Loans will be governed by the Credit Documentation for the Senior Bridge Loans and, except as set forth below, shall have the same terms as the Senior Bridge Loans.

Ranking:

Same as Senior Bridge Loans.

Interest Rate:

Interest shall be payable quarterly in arrears at a rate per annum equal to the Senior Total Cap.

During the continuance of an event of default or a payment default, interest will accrue on the principal of the Senior Rollover Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Senior Rollover Loans, and will be payable on demand.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Maturity:

Eight years after the Closing Date (the “Senior Rollover Maturity Date”).

Optional Prepayments:

For so long as the Senior Rollover Loans have not been exchanged for Senior Exchange Notes of Silgan as provided in Annex II-C, they may be prepaid at the option of Silgan, in whole or in part, at any time, together with accrued and unpaid interest to the prepayment date (but without premium or penalty).

Conditions Precedent to Rollover:

The ability of Silgan to convert any Senior Bridge Loans into Senior Rollover Loans is subject to the following conditions being satisfied:

(i) at the time of any such refinancing, there shall exist no event of default or event that, with notice and/or lapse of time, could become an event of default, and there shall be no failure to

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comply with the Take-out Demand (as defined in the Fee Letter);

(ii) all fees due to the Bridge Lead Arranger and the Initial Bridge Lender shall have been paid in full;

(iii) the Bridge Lenders shall have received promissory notes evidencing the Senior Rollover Loans (if requested) and such other documentation as shall be set forth in the Credit Documentation; and

(iv) no order, decree, injunction or judgment enjoining any such refinancing shall be in effect.

Covenants:

From and after the Senior Rollover Date, the covenants applicable to the Senior Rollover Loans will conform to those applicable to the Exchange Notes, except for covenants relating to the obligation of Silgan to refinance the Senior Rollover Loans and others to be agreed.

Assignments and Participations:

Same as the Senior Bridge Loans.

Governing Law:

New York.

Indemnification and Expenses:

Same as the Senior Bridge Loans.

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ANNEX II-C

SUMMARY OF TERMS AND CONDITIONS

SENIOR EXCHANGE NOTES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex II-C is attached.

Issuer:

Silgan.

Guarantors:

Same as the Senior Bridge Loans.

Exchange Notes:

Silgan will issue the Senior Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended (the “Indenture”). Silgan will appoint a trustee reasonably acceptable to the holders of the Senior Exchange Notes. The Indenture will include provisions customary for an indenture governing publicly traded high yield debt securities and substantially similar with, and no more restrictive than, the covenants contained in the existing Silgan high yield indentures with such changes to be agreed based on prevailing market conditions and the operational requirements of Silgan upon consummation of the Transaction; provided that the restricted payments basket will be set at the level in effect on the closing date of the existing Silgan high yield indenture and will not be reduced by restricted payments made pursuant thereto after such closing date and prior to the date of the Commitment Letter. Except as expressly set forth above, the Senior Exchange Notes shall have the same terms as the Senior Rollover Loans.

Ranking:

Same as the Senior Bridge Loans.

Security:

None.

Interest Rate:

Interest shall be payable quarterly in arrears at a per annum rate equal to the Senior Total Cap.

During the continuance of an event of default or a payment default, interest will accrue on the principal of the Senior Exchange Notes and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Senior Exchange Notes, and will be payable on demand.

Maturity:

Same as the Senior Rollover Loans.

Amortization:

None.

Optional Redemption:

Until the fourth anniversary of the Closing Date, the Exchange Notes will be redeemable at a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable Treasury securities plus 50 basis points. Thereafter, the Exchange Notes will be redeemable at the option of the Issuer at a premium equal to 50% of the

Annex II-C-1

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coupon on the Exchange Notes, declining ratably to par on the date which is one year prior to the Rollover Maturity Date.

In addition, Senior Exchange Notes will be redeemable at the option of the Issuer prior to the third anniversary of the Closing Date with the net cash proceeds of qualified equity offerings of Silgan that are contributed to the Issuer at a premium equal to the coupon on the Senior Exchange Notes; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Senior Exchange Notes originally issued shall remain outstanding.

Mandatory Offer to Purchase:

The Issuer will be required to offer to purchase the Senior Exchange Notes upon a Change of Control (to be defined, but no more restrictive than as set forth in the Existing Bank Credit Agreement) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Right to Transfer Exchange Notes:

Each holder of Senior Exchange Notes shall have the right to transfer its Senior Exchange Notes in whole or in part, at any time to an Eligible Holder and, after the Senior Exchange Notes are registered pursuant to the provisions described under “Registration Rights”, to any person or entity; provided that if the Issuer or any of its affiliates holds Senior Exchange Notes, such Senior Exchange Notes shall be disregarded in any voting. “Eligible Holder” will mean (a) an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (c) a person acquiring the Senior Exchange Notes pursuant to an offer and sale occurring outside of the United States within the meaning of Regulation S under the Securities Act or (d) a person acquiring the Senior Exchange Notes in a transaction that is, in the opinion of counsel reasonably acceptable to the Issuer, exempt from the registration requirements of the Securities Act; provided that in each case such Eligible Holder represents that it is acquiring the Senior Exchange Notes for its own account and that it is not acquiring such Senior Exchange Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof.

Registration Rights:

The Issuer will be required to:

• within 90 days after the Senior Rollover Date, file a registration statement for an offer to exchange the Senior Exchange Notes for publicly registered notes with identical terms;

• use its commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 150 days after the Senior Rollover Date;

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• complete the exchange offer within 180 days after the Senior Rollover Date; and

• file and use its commercially reasonable efforts to cause to become effective a shelf registration statement for the resale of the Senior Exchange Notes if it cannot complete an exchange offer by such 180th day, and keep such shelf registration statement effective, with respect to resales of the Senior Exchange Notes, for as long as it is required by the holders of the Senior Exchange Notes to resell the Senior Exchange Notes.

If the Issuer fails to (a) complete the exchange offer within 180 days after the Senior Rollover Date or (b) cause a shelf registration to become effective within 180 days of the Senior Rollover Date a registration default shall have occurred (a “Registration Default”), in which event the Issuer shall pay liquidated damages to each holder of Senior Exchange Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.50% per annum on the principal amount of Senior Exchange Notes held by such holder. The amount of the liquidated damages will increase by an additional 0.50% per annum on the principal amount of Senior Exchange Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.50% per annum.

Governing Law:

New York.

Indemnification and Expenses:

Same as the Senior Bridge Loans.

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ANNEX III-A

SUMMARY OF TERMS AND CONDITIONS

SENIOR SUBORDINATED BRIDGE LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III-A is attached.

Borrower:

Silgan Holdings Inc. (“Silgan”).

Guarantors:

Same subsidiaries of Silgan as the subsidiary guarantors of obligations of Silgan under the Senior Credit Facilities.

Administrative Agent:

Bank of America, N.A. or an affiliate thereof will act as sole and exclusive administrative agent for the Bridge Lenders (the “Administrative Agent”).

Sole Lead Arranger and Sole Bookrunning Manager:

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) will act as sole and exclusive lead arranger and sole and exclusive bookrunning manager for the Subordinated Bridge Loans (in such capacity, the “Bridge Lead Arranger”).

Bridge Lenders:

Bank of America, N.A. or an affiliate thereof (“Bank of America”; or the “Initial Bridge Lender”) and other financial institutions and institutional lenders selected by the Bridge Lead Arranger in consultation with Silgan (the “Bridge Lenders”).

Bridge Loans:

Up to $400 million of senior subordinated unsecured bridge loans (the “Subordinated Bridge Loans”), less the aggregate gross proceeds of Notes or any other debt other than the Facilities or disqualified equity securities of the Companies (collectively, “Permanent Securities”) issued on or prior to the Closing Date. The Subordinated Bridge Loans will be available to Silgan in one drawing upon consummation of the Acquisition.

Ranking:

The Subordinated Bridge Loans will be unsecured, senior subordinated obligations of Silgan, subordinated to the Senior Credit Facilities, Senior Bridge Loans, Senior Rollover Loans, Senior Exchange Notes, Existing Senior Notes and the 7.25% Senior Notes due 2016 of Silgan and ranking pari passu in right of payment with or senior to all other unsecured obligations of Silgan. The guarantees will be unsecured, senior subordinated obligations of each Guarantor, subordinated to such Guarantor’s guarantee under the Senior Credit Facilities, Senior Bridge Loans, Senior Rollover Loans, Senior Exchange Notes, Existing Senior Notes and the 7.25% Senior Notes due 2016 of Silgan, ranking pari passu in right of payment with or senior to all other unsecured obligations of such Guarantor.

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Security:

None.

Purpose:

The proceeds of the Subordinated Bridge Loans, together with borrowings under the Senior Credit Facilities on the Closing Date, shall be used (i) to finance in part the Acquisition and the Refinancing and (ii) to pay fees and expenses incurred in connection with the Transaction.

Interest Rate:

Interest shall be payable quarterly in arrears at a rate per annum equal to one-month LIBOR plus the Applicable Margin.

“Applicable Margin” shall initially be (i) 625 basis points and will increase by an additional 50 basis points at the end of each subsequent three-month period for as long as the Subordinated Bridge Loans are outstanding; provided that the interest rate shall not exceed the Subordinated Total Cap (as defined in the Fee Letter).

“LIBOR” shall be deemed to be not less than 1.50% per annum.

During the continuance of an event of default or a payment default, interest will accrue on the principal of the Subordinated Bridge Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Subordinated Bridge Loans (except that following the Subordinated Rollover Date (as defined below), interest on the Subordinated Bridge Loans will accrue at a per annum rate equal to 200 basis points in excess of the Subordinated Total Cap), and will be payable on demand.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:

Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

Amortization:

None.

Optional Prepayments:

The Subordinated Bridge Loans may be prepaid prior to the first anniversary of the Closing Date (the “Subordinated Rollover Date”), without premium or penalty, in whole or in part, upon written notice, at the option of Silgan, at any time, together with accrued interest to the pre-payment date.

Mandatory Prepayments:

Silgan shall prepay the Subordinated Bridge Loans without premium or penalty and offer to purchase Subordinated Exchange Notes at the premium for optional redemptions set forth in Annex III-C (on a pro rata basis) together with accrued interest to the prepayment or purchase date, with (a) all net cash proceeds from (i) sales of property and assets of Silgan or any of its subsidiaries (including sales or issuances of equity

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interests by subsidiaries of Silgan but excluding sales of inventory in the ordinary course of business and other exceptions and baskets usual and customary for financings of this type to be agreed), and (ii) Extraordinary Receipts (to be defined to include extraordinary receipts such as tax refunds, casualty and indemnity payments, and certain insurance proceeds and to exclude cash receipts in the ordinary course of business), in each case, subject to minimum amounts and reinvestment rights to be agreed, (b) all net cash proceeds from the issuance or incurrence after the Closing Date of additional debt of Silgan or any of its subsidiaries other than the Facilities and certain debt permitted under the Credit Documentation, and (c) 25% of all net cash proceeds from any issuance of equity interest by, or equity contribution to, Silgan, subject to exceptions to be agreed. Silgan’s obligation to prepay Subordinated Bridge Loans and purchase Subordinated Exchange Notes shall be deemed to be satisfied with respect to clause (a) above on a dollar-for-dollar basis to the extent of amounts applied to repay loans under (i) the Term Loan Facilities or (ii) the Revolving Credit Facility to the extent accompanied by a permanent reduction in commitments thereunder.

Change of Control:

In the event of a Change of Control (to be defined, but no more restrictive than as set forth in the Existing Bank Credit Agreement), each Bridge Lender will have the right to require Silgan, and Silgan must offer, to prepay the outstanding principal amount of the Subordinated Bridge Loans at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment. Prior to making any such offer, Silgan will, within 30 days of the Change of Control, repay all obligations under the Senior Credit Facilities or obtain any required consent of the Senior Lenders under the Senior Credit Facilities to make such prepayment of the Subordinated Bridge Loans.

Conversion into Rollover Loans:

If the Subordinated Bridge Loans have not been previously prepaid in full for cash on or prior to the Subordinated Rollover Date, the principal amount of the Subordinated Bridge Loans outstanding on the Subordinated Rollover Date may, subject to the conditions precedent set forth in Annex III-B, be converted into unsecured, senior subordinated rollover loans with a maturity of ten years from the Closing Date and otherwise having the terms set forth in Annex III-B (the “Subordinated Rollover Loans”). Any Subordinated Bridge Loans not converted into Subordinated Rollover Loans shall be repaid in full on the Subordinated Rollover Date.

Exchange into Exchange Notes:

Each Bridge Lender that is (or will immediately transfer its Exchange Notes to) an Eligible Holder (as defined in Annex III-C) will have the right, at any time on or after the Subordinated Rollover Date, to exchange Subordinated Rollover Loans held by it for unsecured senior subordinated exchange notes of Silgan having the terms set forth in Annex III-C (the “Subordinated Exchange Notes”). Notwithstanding

Annex III-A-3

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the foregoing, Silgan will not be required to exchange Subordinated Rollover Loans for Subordinated Exchange Notes unless at least $50.0 million of Subordinated Exchange Notes would be outstanding immediately after such exchange. In connection with each such exchange, or at any time prior thereto if requested by the Initial Bridge Lender, Silgan shall (i) deliver to the Bridge Lender that is receiving Subordinated Exchange Notes, and to such other Bridge Lenders as the Initial Bridge Lender requests, an offering memorandum of the type customarily utilized in a Rule 144A offering of high yield securities covering the resale of such Subordinated Exchange Notes or Subordinated Bridge Loans by such Bridge Lenders, in such form and substance as reasonably acceptable to Silgan and the Initial Bridge Lender, and keep such offering memorandum updated in a manner as would be required pursuant to a customary Rule 144A securities purchase agreement, (ii) execute an exchange agreement containing provisions customary in Rule 144A transactions (including indemnification provisions) and a registration rights agreement customary in Rule 144A offerings, in each case, if requested by the Initial Bridge Lender, (iii) deliver or cause to be delivered such opinions and accountants’ comfort letters addressed to the Initial Bridge Lender and such certificates as the Initial Bridge Lender may request as would be customary in Rule 144A offerings and otherwise in form and substance reasonably satisfactory to the Initial Bridge Lender and (iv) take such other actions, and cause its advisors, auditors and counsel to take such actions, as reasonably requested by the Initial Bridge Lender in connection with issuances or resales of Subordinated Exchange Notes or Subordinated Bridge Loans, including providing such information regarding the business and operations of Silgan and its subsidiaries as is reasonably requested by any prospective holder of Subordinated Exchange Notes or Subordinated Bridge Loans and customarily provided in due diligence investigations in connection with purchases or resales of securities.

Conditions Precedent:

Those specified in the Funding Conditions.

Covenants:

Negative covenants that are customary for high yield debt securities of issuers of similar size and credit quality, including compliance with the Fee Letter, as reasonably determined by the Bridge Lead Arranger in light of prevailing market conditions and other circumstances and substantially similar with, and no more restrictive than, the covenants contained in the existing Silgan high yield indentures with such changes to be agreed based on prevailing market conditions and the operational requirements of Silgan upon consummation of the Transaction, and with such improvements to reflect the size of the business of Silgan and its subsidiaries pro forma for the Acquisition; provided that the restricted payments basket will be set at the level in effect on the closing date of the existing Silgan high yield indentures and will not be reduced by restricted payments made pursuant thereto after such closing date and prior to the date of the Commitment Letter.

Annex III-A-4

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Representations and Warranties, Events of Default, Waivers and Consents:

Usual and customary for a transaction of this type, and others deemed reasonably appropriate by the Bridge Lead Arranger, including (without limitation) provisions no more restrictive than those contained in the Senior Credit Facilities.

Assignments and Participations:

Each Bridge Lender will be permitted to make assignments in minimum amounts to be agreed to other entities approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval shall be required in connection with assignments to other Bridge Lenders or any of their affiliates. Each Bridge Lender will also have the right, without any consent, to assign as security all or part of its rights under the Credit Documentation to any Federal Reserve Bank. Bridge Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date. An assignment fee in the amount of $3,500 will be charged to the assignee with respect to each assignment unless waived by the Administrative Agent in its sole discretion.

If the Initial Bridge Lender makes an assignment of Subordinated Bridge Loans at a price less than par, the assignment agreement may provide that, upon any repayment or prepayment of such Subordinated Bridge Loans with the proceeds of an issuance of securities of Silgan or any of its subsidiaries in which the Initial Bridge Lender or an affiliate thereof acted as underwriter or initial purchaser (an “Applicable Offering”), (i) Silgan shall pay the holder of such Subordinated Bridge Loans the price set forth in the assignment agreement as the price (which may be the price at which the Initial Bridge Lender assigned such Subordinated Bridge Loans but in any event may not be greater than par) at which the holder of such Subordinated Bridge Loans will be repaid by Silgan with the proceeds of an Applicable Offering (the “Agreed Price”) and (ii) Silgan shall pay the Initial Bridge Lender the difference between par and the Agreed Price. Such payments by Silgan shall be in full satisfaction of such Subordinated Bridge Loans in the case of a repayment or prepayment with proceeds of an Applicable Offering. For the avoidance of doubt, the repayment by Silgan of the Subordinated Bridge Loans shall not exceed par and the provisions of this paragraph do not apply to any repayments or prepayments other than with proceeds of an Applicable Offering.

Governing Law:

New York.

Indemnification and Expenses:

Same as the Senior Credit Facilities.

Counsel to Bridge Lead Arranger:

Latham & Watkins LLP.

Annex III-A-5

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ANNEX III-B

SUMMARY OF TERMS AND CONDITIONS

SENIOR SUBORDINATED ROLLOVER LOANS

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III-B is attached.

Borrower:

Silgan.

Guarantors:

Same as the Subordinated Bridge Loans.

Rollover Loans:

Subordinated Rollover Loans in an initial principal amount equal to 100% of the outstanding principal amount of the Subordinated Bridge Loans on the Subordinated Rollover Date. Subject to the conditions precedent set forth below, the Subordinated Rollover Loans will be available to Silgan to refinance the Subordinated Bridge Loans on the Subordinated Rollover Date. The Subordinated Rollover Loans will be governed by the Credit Documentation for the Subordinated Bridge Loans and, except as set forth below, shall have the same terms as the Subordinated Bridge Loans.

Ranking:

Same as Subordinated Bridge Loans.

Interest Rate:

Interest shall be payable quarterly in arrears at a rate per annum equal to the Subordinated Total Cap.

During the continuance of an event of default or a payment default, interest will accrue on the principal of the Subordinated Rollover Loans and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Subordinated Rollover Loans, and will be payable on demand.

All calculations of interest shall be made on the basis of actual number of days elapsed in a 360-day year.

Maturity:

Ten years after the Closing Date (the “Subordinated Rollover Maturity Date”).

Optional Prepayments:

For so long as the Subordinated Rollover Loans have not been exchanged for Subordinated Exchange Notes of Silgan as provided in Annex III-C, they may be prepaid at the option of Silgan, in whole or in part, at any time, together with accrued and unpaid interest to the prepayment date (but without premium or penalty).

Conditions Precedent to Rollover:

The ability of Silgan to convert any Subordinated Bridge Loans into Subordinated Rollover Loans is subject to the following conditions being satisfied:

Annex III-B-1

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(i) at the time of any such refinancing, there shall exist no event of default or event that, with notice and/or lapse of time, could become an event of default, and there shall be no failure to comply with the Take-out Demand (as defined in the Fee Letter);

(ii)

all fees due to the Bridge Lead Arranger and the Initial Bridge Lender shall have been paid in full;

(iii) the Subordinated Bridge Lenders shall have received promissory notes evidencing the Subordinated Rollover Loans (if requested) and such other documentation as shall be set forth in the Credit Documentation; and

(iv) no order, decree, injunction or judgment enjoining any such refinancing shall be in effect.

Covenants:

From and after the Subordinated Rollover Date, the covenants applicable to the Subordinated Rollover Loans will conform to those applicable to the Subordinated Exchange Notes, except for covenants relating to the obligation of Silgan to refinance the Subordinated Rollover Loans and others to be agreed.

Assignments and Participations:

Same as the Subordinated Bridge Loans.

Governing Law:

New York.

Indemnification and Expenses:

Same as the Subordinated Bridge Loans.

Annex III-B-2

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ANNEX III-C

SUMMARY OF TERMS AND CONDITIONS

SENIOR SUBORDINATED EXCHANGE NOTES

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex III-C is attached.

Issuer:

Silgan.

Guarantors:

Same as the Subordinated Bridge Loans.

Exchange Notes:

Silgan will issue the Subordinated Exchange Notes under an indenture that complies with the Trust Indenture Act of 1939, as amended (the “Indenture”). Silgan will appoint a trustee reasonably acceptable to the holders of the Subordinated Exchange Notes. The Indenture will include provisions customary for an indenture governing publicly traded high yield debt securities and substantially similar with, and no more restrictive than, the covenants contained in the existing Silgan high yield indenture with such changes to be agreed based on prevailing market conditions and the operational requirements of Silgan upon consummation of the Transaction; provided that the restricted payments basket will be set at the level in effect on the closing date of the existing Silgan high yield indentures and will not be reduced by restricted payments made pursuant thereto after such closing date and prior to the date of the Commitment Letter. Except as expressly set forth above, the Subordinated Exchange Notes shall have the same terms as the Subordinated Rollover Loans.

Ranking:

Same as the Subordinated Bridge Loans.

Security:

None.

Interest Rate:

Interest shall be payable quarterly in arrears at a per annum rate equal to the Subordinated Total Cap.

During the continuance of an event of default or a payment default, interest will accrue on the principal of the Subordinated Exchange Notes and on any other outstanding amount at a rate of 200 basis points in excess of the rate otherwise applicable to the Subordinated Exchange Notes, and will be payable on demand.

Maturity:

Same as the Subordinated Rollover Loans.

Amortization:

None.

Optional Redemption:

Until the fifth anniversary of the Closing Date, the Subordinated Exchange Notes will be redeemable at a customary “make-whole” premium calculated using a discount rate equal to the yield on comparable

Annex III-C-1

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Treasury securities plus 50 basis points. Thereafter, the Subordinated Exchange Notes will be redeemable at the option of the Issuer at a premium equal to 50% of the coupon on the Subordinated Exchange Notes, declining ratably to par on the date which is one year prior to the Subordinated Rollover Maturity Date.

In addition, Subordinated Exchange Notes will be redeemable at the option of the Issuer prior to the third anniversary of the Closing Date with the net cash proceeds of qualified equity offerings of Silgan that are contributed to the Issuer at a premium equal to the coupon on the Subordinated Exchange Notes; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Subordinated Exchange Notes originally issued shall remain outstanding.

Mandatory Offer to Purchase:

The Issuer will be required to offer to purchase the Subordinated Exchange Notes upon a Change of Control (to be defined, but no more restrictive than as set forth in the Existing Bank Credit Agreement) at 101% of the principal amount thereof plus accrued interest to the date of purchase.

Right to Transfer Exchange Notes:

Each holder of Subordinated Exchange Notes shall have the right to transfer its Subordinated Exchange Notes in whole or in part, at any time to an Eligible Holder and, after the Subordinated Exchange Notes are registered pursuant to the provisions described under “Registration Rights”, to any person or entity; provided that if the Issuer or any of its affiliates holds Subordinated Exchange Notes, such Subordinated Exchange Notes shall be disregarded in any voting. “Eligible Holder” will mean (a) an institutional “accredited investor” within the meaning of Rule 501 under the Securities Act, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (c) a person acquiring the Subordinated Exchange Notes pursuant to an offer and sale occurring outside of the United States within the meaning of Regulation S under the Securities Act or (d) a person acquiring the Subordinated Exchange Notes in a transaction that is, in the opinion of counsel reasonably acceptable to the Issuer, exempt from the registration requirements of the Securities Act; provided that in each case such Eligible Holder represents that it is acquiring the Subordinated Exchange Notes for its own account and that it is not acquiring such Subordinated Exchange Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof.

Registration Rights:

The Issuer will be required to:

• within 90 days after the Rollover Date, file a registration statement for an offer to exchange the Subordinated Exchange Notes for publicly registered notes with identical terms;

Annex III-C-2

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• use its commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 150 days after the Subordinated Rollover Date;

• complete the exchange offer within 180 days after the Subordinated Rollover Date; and

• file and use its commercially reasonable efforts to cause to become effective a shelf registration statement for the resale of the Subordinated Exchange Notes if it cannot complete an exchange offer by such 180th day, and keep such shelf registration statement effective, with respect to resales of the Subordinated Exchange Notes, for as long as it is required by the holders of the Subordinated Exchange Notes to resell the Subordinated Exchange Notes.

If the Issuer fails to (a) complete the exchange offer within 180 days after the Senior Rollover Date or (b) cause a shelf-registration to become effective within 180 days of the Senior Rollover Date a registration default shall have occurred (a “Registration Default”), in which event the Issuer shall pay liquidated damages to each holder of Subordinated Exchange Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.50% per annum on the principal amount of Subordinated Exchange Notes held by such holder. The amount of the liquidated damages will increase by an additional 0.50% per annum on the principal amount of Subordinated Exchange Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.50% per annum.

Governing Law:

New York.

Indemnification and Expenses:

Same as the Subordinated Bridge Loans.

Annex III-C-3

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ANNEX IV

CONDITIONS PRECEDENT TO CLOSING

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the Commitment Letter to which this Annex IV is attached.

The initial extensions of credit under the Senior Credit Facilities and the funding of the Bridge Loans under the Bridge Facilities will be subject to satisfaction of the conditions set forth in the Commitment Letter and the following:

(i) (A) The Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision waived or consented to in any manner that would materially and adversely affect the interests of the Lead Arranger and the Initial Lenders without the prior written consent of the Initial Lenders, which will not be unreasonably withheld or delayed (it being agreed that (a) any reduction in the purchase price of the Acquisition shall not be materially adverse to the interests of the Lead Arranger and the Initial Lenders but shall be allocated (i) 76% to a reduction in the Senior Secured Credit Facilities and (ii) 24% to the equity and available cash on hand of Silgan; provided that any facts and circumstances underlying a decrease in the purchase price may constitute a Material Adverse Effect and (b) any change to the definition of Material Adverse Effect in the Acquisition Agreement shall be subject to the prior written consent of the Initial Lenders, not to be unreasonably withheld or delayed); (B) the Acquisition Agreement Representations contained in Section 3.01(c) of the Acquisition Agreement shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (C) the Acquisition Agreement Representations contained in the first sentence of Section 3.01(i) of the Acquisition Agreement shall be true and correct in all respects as of the Closing Date as though made on the Closing Date; and (D) all other Acquisition Agreement Representations shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein) as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except, in the case of this clause (D), for such failures to be true and correct that do not represent and are not reasonably expected to represent, individually or in the aggregate, a Material Adverse Effect. The Specified Representations shall be true and correct in all material respects. The Acquisition shall have been, or shall concurrently with the funding of the Facilities be, consummated in accordance with the terms of the Acquisition Agreement (subject to alterations, amendments, changes, supplements, waivers or consents permitted pursuant to the first sentence of this clause (i)). The Acquisition Agreement shall mean that Agreement and Plan of Merger, between Silgan and Graham Packaging Company Inc. which shall be reasonably satisfactory to the Lead Arranger (it being agreed that the final Acquisition Agreement, dated April 12, 2011, is satisfactory to the Lead Arranger (the “Acquisition Agreement”)).

(ii) There shall have been no Material Adverse Effect (as defined in the Acquisition Agreement as in effect on the date hereof) since the date of the latest audited balance sheet of Silgan provided to the Commitment Parties prior to execution of the Commitment Letter.

(iii) The Lenders shall have received certification as to the financial condition and solvency of Silgan and its consolidated subsidiaries taken as a whole (after giving effect to the Transaction and the incurrence of indebtedness related thereto) from the chief financial officer of

Annex IV-1

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Silgan, in form and substance reasonably satisfactory to the Lead Arranger, together with reasonably appropriate supporting financial statements and calculations.

(iv) The Initial Lenders shall have received customary opinions of counsel to Silgan and the Guarantors (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for such Facility and, in the case of the Senior Credit Facilities, creation and perfection of the liens granted thereunder on the Collateral and which shall be consistent with the opinions of counsel that were delivered in connection with the Existing Bank Credit Documentation) and of appropriate local counsel and such customary corporate resolutions, certificates and other closing documents as such Initial Lenders shall reasonably require.

(v) (a) The Senior Administrative Agent (on behalf of the Senior Lenders) shall have received satisfactory evidence that it shall have a valid and perfected first priority (subject to certain exceptions to be set forth in the Credit Documentation) lien and security interest in the Collateral; (b) all filings, recordations and searches necessary or desirable in connection with the liens and security interests in the Collateral shall have been or concurrently will be duly made; (c) all filing and recording fees and taxes shall have been or concurrently will be duly paid; and (d) any surveys and title insurance (in respect of real property with respect to which a mortgage is being provided) and landlord waivers and access letters reasonably requested by the Senior Administrative Agent with respect to real property interests of Silgan and its subsidiaries shall have been obtained, in each case to be consistent with those that were delivered in connection with the Existing Bank Credit Documentation; provided that none of the foregoing clauses of this subsection (v) shall be construed in a manner inconsistent with the provisions of Section 5 of the Commitment Letter, shall be subject to the provisions therein. The Senior Administrative Agent shall have received the results of recent lien searches in each relevant jurisdiction with respect to the Companies and their subsidiaries, and such search results shall reveal no liens on any assets of the Companies and their subsidiaries except for customary permitted liens and liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Senior Administrative Agent. The Initial Lenders shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by Silgan and its subsidiaries, and the Senior Lenders shall have received endorsements naming the Senior Administrative Agent, on behalf of the Senior Lenders, as an additional insured or loss payee, as the case may be.

(vi) The Lead Arranger and the Lenders shall have received each of the following (provided that the public filing of any of the following items shall be deemed to constitute receipt by the Lead Arranger and the Lenders of such item for purposes of this clause (vi)): (A) the consolidated balance sheet of Silgan and the Acquired Business as of the end of the fiscal years ending December 31, 2010, December 31, 2009, and December 31, 2008, and the related consolidated statements of operations, cash flows and shareholders’ equity (other than consolidating and other financial statements and data with respect to guarantor and non-guarantor subsidiaries), accompanied by an unqualified report thereon of Ernst & Young LLP; (B) any additional audited and unaudited financial statements for all recent, probable or pending acquisitions by Sailfish and the Acquired Business that would be required to be filed in a Form 8-K other than the Acquisition; and (C) pro forma balance sheet and related statement of operations of Silgan for fiscal year 2010 and for any subsequent interim period, in each case pursuant to this clause (C), after giving effect to the Transaction (the “Pro Forma Financial Statements”), promptly after the historical financial statements for such periods are available, all of which financial statements shall be prepared in accordance with generally accepted accounting principles in the United States or, with respect to Pro Forma financial Statements, meet the requirements of Regulation S-X under the Securities Act and all other accounting rules and regulations of the Securities and Exchange

Annex IV-2

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Commission promulgated thereunder applicable to a registration statement under the Securities Act on Form S-1.

(vii) All fees due to the Administrative Agents, the Lead Arranger and the Lenders pursuant to the Fee Letter shall have been paid, and all reasonable expenses to be paid or reimbursed to the Administrative Agents and the Lead Arranger that have been invoiced a reasonable period of time prior to the Closing Date shall have been paid, in each case, from the proceeds of the initial funding under the applicable Facilities.

(viii) Each Facility (or the Notes in lieu of any Facility) shall have been funded as contemplated by this Commitment Letter.

(ix) With respect to the Bridge Facilities, Silgan shall have engaged, pursuant to an engagement letter, entered into as of the date of the Commitment Letter (the “Engagement Letter”), one or more investments banks satisfactory to the Lead Arrangers to sell or privately place the Senior Notes, Subordinated Notes and any Take-Out Financings (as defined in the Fee Letter). With respect to the Bridge Facilities, Silgan shall have provided the Investment Bank (as defined in the Engagement Letter) with a completed preliminary offering memorandum substantially similar to offering memoranda relating to Silgan’s previously issued high yield debt securities and suitable for use in a “high yield road show” relating to the Senior Notes (with respect to the Senior Bridge Facility) and the Subordinated Notes (with respect to the Subordinated Bridge Facility) and in form for preliminary offering memoranda used in private placements of non-convertible debt securities under Rule 144A substantially similar to offering memoranda relating to Silgan’s previously issued high yield debt securities and including a discussion of Silgan, the Acquired Business (and/or their respective subsidiaries), the historical and pro forma financial statements required to be delivered pursuant to paragraph (vi) above (provided that customary data as to the total assets, revenue, EBITDA and Adjusted EBITDA of non-guarantor subsidiaries shall be provided) and drafts of customary comfort letters by the independent accountants for Silgan, which such accountants are prepared to issue upon completion of customary procedures. With respect to the Subordinated Bridge Facility, the Investment Bank shall have been afforded a period of at least 10 consecutive business days, or such shorter period as shall be mutually agreed upon by Silgan and the Investment Bank, following the satisfaction of the condition set forth in the immediately preceding sentence (the “Marketing Period”) to seek to offer and sell or privately place the Subordinated Notes, respectively, with qualified purchasers thereof. For purposes of determining the Marketing Period, the periods from August 29, 2011 to September 5, 2011 and December 23, 2011 to January 2, 2012 shall not be deemed to be business days.

(x) After giving effect to the Transaction, Silgan and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (a) the loans and other extensions of credit under the Facilities (or the Notes in lieu of any Facility), (b) 7.25% Senior Notes of Silgan due 2016 in an aggregate principal amount no greater than $244.4 million, (c) 8.25% Senior Notes of the Acquired Business (which shall have been assumed by Silgan), due 2017 and 2018, in an aggregate principal amount no greater than $503.4 million minus the principal amount of the Senior Bridge Loans and any Senior Permanent Securities outstanding after giving effect to the Transaction, and (d) other indebtedness in limited amounts to be mutually agreed upon which shall include indebtedness permitted by the Existing Bank Credit Documentation and by the existing credit agreement of Graham Packaging Company Inc. The Senior Administrative Agent and the Subordinated Bridge Administrative Agent and, if applicable, the Senior Bridge Administrative Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness to be repaid on the Closing Date and the discharge (or the making of arrangements for discharge) of all liens other than liens permitted to remain outstanding under the Credit Documentation.

Annex IV-3

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(xi) To the extent requested by the Senior Administrative Agent at least ten (10) business days prior to the Closing Date, Silgan and each of the Guarantors shall have provided the documentation and other information to the Administrative Agents that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act, at least five (5) business days prior to the Closing Date.

Annex IV-4

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